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                                                                    Exhibit 10.3

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Second Amendment to Employment Agreement (the "Second Amendment") is made and entered into as of April 16th, 2003 by and between Onyx Software Corporation, a Washington corporation (the "Company") and Brian Henry (the "Executive"). This Second Amendment modifies the employment agreement originally executed between the parties on March 14th, 2001 (the "Employment Agreement") as modified by the Amendment to Employment Agreement dated November 14, 2001 (the "Amendment"), each of which is hereby incorporated by reference. In the event of any conflict between the Employment Agreement, the Amendment or this Second Amendment, the terms of this Second Amendment shall control. Capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

      1. Executive agrees for a period commencing April 16, 2003 and ending at the discretion of the Company but in no event later than December 31, 2003, Executive's Base Compensation shall be reduced to $292,500.

      2. Save for as expressly provided under item #1 above, all other terms and conditions of the Employment Agreement shall remain unchanged.


IN WITNESS HEREOF, each of the parties has executed this Second Amendment, in the case of the Company by its duly authorized officer, as of April 16th, 2003.

ONYX SOFTWARE CORPORATION           EXECUTIVE


By:       /s/ Paul Dauber           By:      /s/ Brian Henry
     ---------------------------         ---------------------------
              Paul Dauber                        Brian Henry